EXHIBIT 10.01


                                 PROMISSORY NOTE


$250,000                                                         August 30, 2004


     FOR VALUE RECEIVED, the undersigned Maker promises to pay to Candace McKey (the "Holder"), the principal sum of Two Hundred Fifty Thousand and No/100ths dollars ($250,000) with interest on the unpaid principal balance from the date of this Note, until paid, at the rate of Eighteen Percent (18%) per annum, in lawful funds of the United States of America. Principal and interest shall be due and payable at 7737 S.E. Loblolly Dr. Hobe Sound, Florida 33455 or at such place as Holder, or its agent, designee, or assignee may from time to time designate in writing prior to the date of repayment. Interest only shall be due and payable to Holder monthly, commencing September 1, 2004 and continuing on the first day of each month thereafter during the term of the Note. The Principal Amount plus any accrued but unpaid interest shall be repaid in full on the earliest to occur of the following: (i) upon receipt by the Company of gross proceeds in an amount not less than $2,000,000 in equity financing through Westminster Securities Corp.; or (ii) August 31, 2005. Principal shall be repaid in lawful money of the United States of America, at the address of Lender, or at such other place as Lender may from time to time designate in writing prior to the date of repayment. The loan may be prepaid in whole or in part by NFE at any time without penalty.

     If the Maker fails to repay the Note when it becomes due and payable, the Maker shall be in Default. Any Default under any other loan document executed in connection with this Note, including, but not limited to, the Deed of Trust and Loan Agreement, shall be a default under this Note. If any payment required by this Note is not paid when due, or if any default under the Deed of Trust securing this Note or under the Loan Agreement occurs, the entire principal amount outstanding and accrued interest thereon shall become immediately due and payable upon notice from the Holder. If payment of this Note or any portion thereof shall not be paid when due, and any action is brought to enforce collection thereof, the Maker agrees to pay all reasonable costs and attorney's fees in connection with such action.

     Maker may pre-pay the principal amount outstanding under this Note, in whole or in part, at any time upon not less than 15 days advance written notice to Holder. Any partial pre-payment shall be first applied against interest due and thereafter against the principal amount outstanding, and such prepayment shall not postpone the due date of any subsequent payments or change the amount of such payments.

     Failure of Holder to exercise any of the options granted herein upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Holder at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Holder.

     Maker hereby waives presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note.

     The Note shall be binding upon the Maker and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

     This Note shall be construed in accordance with the laws of the State of Colorado.


                                             NEW FRONTIER ENERGY, INC.



                                            By: /s/ Paul G. Laird
                                                ------------------------
                                                Paul G. Laird, President